Exhibit 99.1

CONTACTS:
Don Markley
Business Objects
Investor Relations
+1 408 953 6054
don.markley@businessobjects.com

Anne Guimard
Business Objects European Investor Relations
+33 1 41 25 39 19
anne.guimard@businessobjects.com

BUSINESS OBJECTS REPORTS
FIRST QUARTER 2004 RESULTS

104 Percent License Revenue Growth and 83 Percent Total Revenue Growth Driven by Crystal Decisions Acquisition

San Jose, California; Paris, France — April 29, 2004 - Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced results for the first quarter ended March 31, 2004. The results for the first quarter of 2004 include the first full quarter of the former Crystal Decisions operations following the close of the acquisition on December 11, 2003.

First quarter revenues were $217.2 million, an increase of 83 percent over the first quarter of 2003. First quarter license revenue of $114.5 million represented a 104 percent increase over the first quarter of the prior year.

“I am pleased with our results in the first quarter, especially given the inherent challenge of integrating two large, successful BI companies,” said Bernard Liautaud, chairman and chief executive officer. “Our employees have done an outstanding job in bringing these two companies together. Our growth primarily reflects the ongoing integration of Crystal operations, and a positive customer response to our combined product portfolio.”

“These results clearly establish Business Objects as the number one vendor in Business Intelligence. We believe that our market leadership combined with our world-class, proven products in query, reporting and analysis, performance management, and data integration make Business Objects the clear choice in the BI market, particularly for organizations making enterprise BI standardization decisions.”

Operating income based on US GAAP was $9.3 million, an operating margin of 4 percent. Pro forma operating income in the quarter was $19.2 million, an operating margin of 9%. Pro forma results differ from US GAAP as they exclude certain purchase accounting adjustments and other costs associated with the acquisition of Crystal Decisions. A reconciliation of US GAAP to pro forma results is included at the end of this release.

Net income based on US GAAP was $3.3 million, or $0.04 per diluted ordinary share and ADS. Pro forma net income was $9.4 million, or $0.10 per diluted ordinary share and ADS.

US GAAP and pro forma results exclude $12.6 million of maintenance revenue due to purchase accounting entries eliminating certain purchased deferred revenue.

Net income was adversely impacted by approximately $6.8 million of non-operating currency exchange losses included in other income and expense, which represents an adverse impact of $0.05 per diluted ordinary share and ADS. These losses were primarily caused by the effect of stronger US dollar on euro-denominated intercompany loans, which occurred as part of the integration process. Business Objects does not expect such losses to be recurring.

First Quarter Highlights

•	7 transactions over $1 million of license revenue.

•	$102 million in revenues from query, analysis and reporting solutions, a 114 percent increase compared with the first quarter of 2003.

•	$8.1 million in revenue from performance management and analytic applications products, a 14 percent increase compared with the first quarter of 2003.

•	$4.3 million in revenue from data integration products, a 176 percent increase compared to the first quarter of 2003.

•	38 percent of license revenue from Business Objects channel partners.

•	Successful launch of its product integration plans through an 80-city roadshow attended by over 11,000 customers and partners.

•	Renewed OEM partnership agreements with Microsoft and SAP.

•	Signed alliance agreement with Cap Gemini Ernst & Young.

•	Achieved Oracle Certified Partner status.

•	Introduced Crystal Version 10 and Data Integrator 6.5.

•	Crystal Version 10 given PC Magazine’s 5-Star Award and Visual Studio Magazine’s Reader’s Choice Award.

•	Major customers transactions with Allstate, British Nuclear Fuels, ENI, Honeywell, Ingram Micro, Internal Revenue Service, Land O’ Lakes, Total, and the Treasury Board of Canada.

Geographic Region Performance

Year-over-year revenue performance for the first quarter of 2004, in dollars, for each region is as follows: Europe up 68 percent (up 43 percent in euro), Americas up 99 percent, Japan up 20 percent (up 10 percent in yen), and Asia-Pacific up 203 percent.

Balance Sheet

As of March 31, 2004, the company had $245.9 million in cash and cash equivalents. Total assets were $1.8 billion.

Business Outlook

Management offers the following guidance for the quarter ending June 30, 2004:

•	Revenue is expected to be in the range of $220 million to $225 million

•	US GAAP diluted earnings per ordinary share and ADS are expected to be in the range of $0.07 to $0.10

•	Pro forma diluted earnings per ordinary share and ADS are expected to be in the range of $0.16 to $0.19.

Both the US GAAP and pro forma guidance for the quarter ended June 30, 2004 exclude eliminated deferred maintenance revenue of approximately $8.7 million, which is approximately a $0.06 per ordinary share and ADS reduction reflected in both estimates.

The pro forma earnings per ordinary share and ADS for the quarter ended June 30, 2004 also excludes amortization of intangible assets of approximately $9 million, which is an increase of approximately a $0.06 per ordinary share and ADS, and planned restructuring charges of $3 to $4 million, which is an increase of approximately $0.03 per ordinary share and ADS.

Management offers the following guidance for the year ending December 31, 2004:

•	Revenue is expected to be approximately $935 million on a GAAP basis.

The above information concerning our forecast for the second quarter and full year quarter represents our outlook only as of the date hereof, and we undertake no obligation to update or revise any financial forecast or other forward-looking statements, as a result of new developments or otherwise.

Normalized results for year-over-year comparisons

US GAAP results presented above compare Business Objects and Crystal Decisions on a combined basis in the first quarter of 2004 to Business Objects on a standalone basis in the first quarter of 2003. The pro forma results presented above eliminate approximately $9.9 million of amortization of intangible assets due to purchase accounting requirements. These results for the first quarter of 2004 do not include approximately $12.6 million of deferred maintenance revenue. If this deferred maintenance revenue is added back, and the combined entities are then compared on a pro forma basis, the results are:

•	Total revenue of $229.8 million, an increase of 20 percent over the first quarter of 2003.

•	License revenue of $114.5 million, an increase of 12 percent over the first quarter of 2003.

•	Operating income of $31.8 million, representing an operating margin of 14 percent

•	Net income of $17.2 million, or $0.19 per diluted share and ADS.

Accounting principles

Business Objects prepares its financial statements in accordance with accounting principles generally accepted in the United States (US GAAP). As the Company is listed on both the Premier Marché Euronext in France and the Nasdaq National Market in the United States, it is required to separately report consolidated financial statements prepared in accordance with accounting principles generally accepted in France (“French GAAP”) and in accordance with accounting principles generally accepted in the United States (“US GAAP”).

There are significant differences in results of operations and financial position between the two reporting standards. These differences are primarily related to the amortization of goodwill, stock-based compensation, financial instrument derivatives, the accounting for treasury shares related to the acquisition of Crystal Decisions and their presentation in the balance sheet. The reconciliation of the consolidated net income for 2003 and of the consolidated shareholders’ equity as of December 31, 2003 in accordance with French GAAP and with US GAAP is available in the Company’s annual report filed as a “Document de Réference” under reference R. 04-066 with the French Securities Exchange Commission (“Autorité des Marchés Financiers”).

Use of Non-GAAP Financial Measures

This press release includes financial measures for net income and earnings per share that exclude certain non-cash charges and that have not been calculated in accordance with US GAAP. These measures differ from US GAAP in that they exclude the amortization of intangible assets and of deferred stock-based compensation associated with the Crystal Decisions acquisition, and the elimination of maintenance revenue due to the impact of purchase accounting entries on deferred revenue. Business Objects has provided these measurements in addition to GAAP financial results because it believes they provide a consistent basis for comparison between quarters that is not influenced by certain non-cash expenses related to the acquisition of Crystal Decisions and therefore is helpful to understanding Business Objects’ underlying operational results. Further, these non-GAAP measures are some of the primary measures Business Objects’ management uses for planning and forecasting. These measures are not in accordance with, or an alternative to US GAAP, and these non-GAAP measures may not be comparable to information provided by other companies. A reconciliation of US GAAP to pro forma results is presented at the end of this press release.

Conference Call

Business Objects will hold a conference call today to discuss its financial results for the first quarter of 2004. The call will begin at 1:30 p.m. PT (4:30 p.m. ET). The call-in access numbers are 800.399.7988 for the U.S. and Canada; and 706.634.5428 (Europe and Asia). The conference call also will be webcast live, and can be accessed on the company’s website - www.businessobjects.com. A replay of the webcast will be available on the site approximately two hours after the end of the live call.

About Business Objects

Business Objects is the world’s leading business intelligence (BI) software company. Business Objects enables organizations to track, understand, and manage enterprise performance. The company’s solutions leverage the information that is stored in an array of corporate databases, enterprise resource planning (ERP), and customer relationship management (CRM) systems.

Popular uses of BI include enterprise reporting, management dashboards and scorecards, customer intelligence applications, financial reporting, and both customer and partner extranets. These solutions enable companies to gain visibility into their business, acquire and retain profitable customers, reduce costs, optimize the supply chain, increase productivity, and improve financial performance.

In December 2003, Business Objects completed the acquisition of Crystal Decisions, the leader in enterprise reporting. The combined product line includes software for reporting, query and analysis, performance management, analytic applications, and data integration. In addition, Business Objects offers consulting and education services to help customers effectively deploy their business intelligence projects.

Business Objects has more than 24,000 customers in over 80 countries. The company’s stock is traded under the ticker symbols NASDAQ: BOBJ and Euronext Paris (ISIN: FR0004026250 — BOB). It is included in the SBF 120 and IT CAC 50 French stock market indexes. Business Objects can be reached at 408-953-6000 and www.businessobjects.com

Forward-Looking Statements

This document contains forward-looking statements that involve risks and uncertainties concerning Business Objects’ including Business Objects’ expected financial performance. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, Business Objects’ ability to successfully integrate Crystal Decisions’ operations, employees, and products; Business Objects’ ability to transition Crystal Decisions’ customers; the introduction of new products by competitors or the entry of new competitors into the markets for Business Objects’ products; and economic and political conditions in the U.S. and abroad. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 and Business Objects’ Registration Statement on Form S-4 (Registration No. 333-108400) including (without limitation) under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.

BUSINESSOBJECTS is a trademark of Business Objects S.A. Other company and product names may be trademarks of the respective companies with which they are associated.

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of US dollars, except per ordinary share and ADS data)

	Three Months Ended
	March 31,
	2004	2003
	(unaudited)
Revenues:
Net license fees	$114,493	$56,243
Services	102,742	62,280

Total revenues	217,235	118,523
Cost of revenues:
Net license fees	7,682	894
Services	41,630	19,993

Total cost of revenues	49,312	20,887

Gross margin	167,923	97,636
Operating expenses:
Sales and marketing	97,181	56,433
Research and development	39,703	22,579
General and administrative	21,402	8,158
Amortization of other intangible assets	310	—

Total operating expenses	158,596	87,170

Income from operations	9,327	10,466
Interest and other income (expense), net	(4,068)	3,747

Income before provision for income taxes	5,259	14,213
Provision for income taxes	(1,999)	(5,401)

Net income	$3,260	$8,812

Basic net income per ordinary share and ADS	$0.04	$0.14

Diluted net income per ordinary share and ADS	$0.04	$0.14

Ordinary shares and ADS used in computing basic net income per ordinary share and ADS	88,632	62,476

Ordinary shares and ADS and equivalents used in computing diluted net income per ordinary share and ADS	92,305	63,731

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of US dollars)

	March 31, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$245,870	$235,380
Restricted cash	19,239	19,243
Accounts receivable, net	181,038	187,885
Deferred tax assets	5,491	261
Prepaid and other current assets	44,622	33,797

Total current assets	496,260	476,566
Goodwill	1,051,466	1,051,111
Other intangible assets, net	138,966	149,143
Property and equipment, net	60,630	61,187
Long-term deferred tax assets	28,699	17,963
Deposits and other assets	35,407	19,092

Total assets	$1,811,428	$1,775,062

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,831	$47,790
Accrued payroll and related expenses	62,172	84,686
Income taxes payable	91,255	75,727
Deferred revenues	165,074	135,977
Restructuring liability	12,539	21,331
Other current liabilities	53,584	51,814
Notes payable	9,728	9,728

Total current liabilities	437,183	427,053
Long-term accrued rent	5,245	4,950
Total shareholders’ equity	1,369,000	1,343,059

Total liabilities and shareholders’ equity	$1,811,428	$1,775,062

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of US dollars)

	Three Months Ended
	March 31,
	2004	2003
	(unaudited)
Operating activities:
Net income	$3,260	$8,812
Adjustment to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	8,349	3,978
Amortization of other intangible assets	7,789	737
Stock-based compensation expense	2,077	—
Deferred income taxes	(37,286)	617
Tax benefit from employee stock plans	2,517	—
Changes in operating assets and liabilities:
Accounts receivable, net	5,218	29,751
Prepaid and other current assets	(4,322)	(3,686)
Deposits and other assets	(2,236)	—
Accounts payable	(4,401)	1,275
Accrued payroll and related expenses	(24,367)	(11,589)
Income taxes payable	16,021	(2,412)
Deferred revenues	29,709	18,032
Restructuring liability and other current liabilities	(4,745)	(6,216)

Net cash provided by (used in) operating activities	(2,417)	39,299

Investing activities:
Purchases of property and equipment, net	(7,666)	(1,625)
Sales of short-term investments	—	9,404

Net cash provided by (used in) investing activities	(7,666)	7,779

Financing activities:
Issuance of shares	13,882	3,852
Change in restricted cash	5	—

Net cash provided by financing activities	13,887	3,852

Effect of foreign exchange rate changes on cash and cash equivalents	6,686	5,677
Net increase in cash and cash equivalents	10,490	56,607
Cash and cash equivalents, beginning of period	235,380	233,941

Cash and cash equivalents, end of period	$245,870	$290,548
Short-term investments, end of period	—	37,999

Cash and cash equivalents and short term investments, end of period	$245,870	$328,547

Business Objects S.A.
Statement of Income — Reconciliation of Pro forma to U.S. GAAP Information
For the Quarter Ended March 31, 2004
(In millions of US dollars, except for EPS data)

				Pro forma	Add back:	Normalized
		Add back:	Add back:	(excluding	Deferred	(including
		Amortization	Amortization of	Deferred	Maintenance	Deferred
		of Intangible	Stock Based	Maintenance	Revenue	Maintenance
	U.S. GAAP	Assets	Compensation	Revenue)	Eliminated	Revenue)
Net license fees	$114.5	$—	$—	$114.5	$—	$114.5
Services revenues	102.7	—	—	102.7	12.6	115.3

Total revenues	217.2	—	—	217.2	12.6	229.8
Total cost of revenues	49.3	(7.5)	(0.3)	41.5	—	41.5

Gross margin	167.9	7.5	0.3	175.7	12.6	188.3
Gross margin %	77%			81%		82%
Sales and marketing	97.2	—	(0.7)	96.5	—	96.5
Research and development	39.7	—	(0.6)	39.1	—	39.1
General and administrative	21.4	—	(0.5)	20.9	—	20.9
Amortization of other intangible assets	0.3	(0.3)	—	—	—	—

Total operating expenses	158.6	(0.3)	(1.8)	156.5	—	156.5
Income from operations	9.3	7.8	2.1	19.2	12.6	31.8
Operating profit %	4%			9%		14%
Interest and other income (expense), net	(4.0)	—	—	(4.0)	—	(4.0)

Income before provision for income taxes	5.3	7.8	2.1	15.2	12.6	27.8
Provision for income taxes	(2.0)	(3.0)	(0.8)	(5.8)	(4.8)	(10.6)

Net income	$3.3	$4.8	$1.3	$9.4	$7.8	$17.2

EPS — Basic	$0.04			$0.11		$0.19
EPS — Diluted	$0.04			$0.10		$0.19

Business Objects S.A.
Supplemental U.S. GAAP Information
(In millions of US dollars)
(Unaudited)

	2002					2003					2004
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1
Revenue By Product Line
Net license fees	$63.3	$60.9	$53.7	$66.1	$244.0	$56.2	$62.7	$58.0	$98.3	$275.2	$114.5
Services	44.3	50.3	56.1	60.1	210.8	62.3	66.3	71.1	85.9	285.6	102.7

Total	$107.6	$111.2	$109.8	$126.2	$454.8	$118.5	$129.0	$129.1	$184.2	$560.8	$217.2

Revenue By Geography
Americas	$51.2	$57.3	$50.4	$54.0	$212.9	$51.9	$56.6	$55.3	$78.1	$241.9	$104.1
Europe	49.1	47.0	51.9	64.4	212.4	57.8	63.0	63.3	89.6	273.7	96.4
Japan	4.1	4.2	4.9	4.7	17.9	5.5	4.8	5.5	6.4	22.2	6.6
Asia Pacific	3.2	2.7	2.6	3.1	11.6	3.3	4.6	5.0	10.1	23.0	10.1

Total	$107.6	$111.2	$109.8	$126.2	$454.8	$118.5	$129.0	$129.1	$184.2	$560.8	$217.2

Direct/Indirect — License Only
Direct	51%	52%	54%	60%	54%	59%	60%	57%	59%	59%	62%
Indirect	49%	48%	46%	40%	46%	41%	40%	43%	41%	41%	38%

Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Gross Margin %	84%	84%	83%	84%	84%	82%	83%	82%	84%	83%	77%
Operating Profit %	15%	9%	4%	13%	10%	9%	12%	10%	0%	7%	4%
Net Income %	10%	11%	4%	10%	9%	7%	9%	8%	N/A	4%	2%
Diluted EPS	$0.17	$0.18	$0.08	$0.20	$0.63	$0.14	$0.18	$0.17	$(0.12)	$0.34	$0.04
Ending Number of Employees	2,231	2,194	2,186	2,162		2,145	2,148	2,111	3,924		3,756
DSO	68	65	62	70		53	57	62	66		75

Fiscal 2003, Q4 includes 20 days of Crystal Decisions’ activity subsequent to the acquisition of Crystal Decisions on December 11, 2003.